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               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                   1997             1996             1995             1994             1993
                                        ------------------------------------------------------------------------------------
Earnings:
 Income from continuing operations             $  90,587        $  88,493        $  81,408        $  32,933        $  26,378

Adjustments
 Fixed charges, as below                          10,081            1,207        $   2,465        $   5,061        $   6,375
 Interest capitalized                             (3,858)             (10)            (231)              (2)          (1,027)
                                        ------------------------------------------------------------------------------------
Earnings as adjusted                           $  96,810        $  89,690        $  83,642        $  37,992        $  31,726
                                               =========        =========        =========        =========        =========
Fixed charges:
 Interest on indebtedness, expensed or
  capitalized                                  $   8,942        $     715        $   2,021        $   4,655        $   5,994
 Portion of rent expense representative
  of the interest factor                           1,139              492              444              406              381
                                        ------------------------------------------------------------------------------------
Total fixed charges                            $  10,081        $   1,207        $   2,465        $   5,061        $   6,375
                                               =========        =========        =========        =========        =========
Ratio of earnings to fixed charges                  9.60            74.31            33.93             7.51             4.98
                                        ====================================================================================
Ration of earnings to fixed charges
 (including discontinued operations)                                                                   2.37             2.03
                                                                                          ==================================
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